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As filed with the Securities and Exchange Commission on November 25, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OAK TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0161486 (I.R.S. Employer Identification No.)
1390 Kifer Road Sunnyvale, California 94086 (Address, including zip code, of registrant's principal executive offices)
OAK TECHNOLOGY, INC. 2002 STOCK OPTION PLAN FOR TERALOGIC GROUP (Full title of the plan)
Young K. Sohn President & Chief Executive Officer Oak Technology, Inc. 1390 Kifer Road Sunnyvale, California 94086 (Name and address of agent for service)
(408) 523-6500 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.001 par value, issuable pursuant to Oak Technology, Inc. 2002 Stock Option Plan for TeraLogic Group	2,300,000 shares	$2.76	$6,348,000	$584

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Oak Technology, Inc. 2002 Stock Option Plan for TeraLogic Group (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Oak Technology, Inc. common stock as reported on the Nasdaq National Market on November 21, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Oak Technology, Inc. (the "Registrant") are hereby incorporated by reference into this registration statement on Form S-8 (the "Registration Statement"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Commission on August 28, 2002, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the Commission as of November 14, 2002;

  (c)
  The description of Registrant's Common Stock contained in the Registrant's Registration Statement (No. 000-25298) on Form 8-A filed with the Commission on December 16, 1994, including any amendment or report filed for the purpose of updating such description; and

  (d)
  The description of Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement (No. 000-25298) on Form 8-A12G filed with the Commission on August 21, 1997, together with Amendment No. 1 on Form 8-A12B/A filed with the Commission on November 25, 1998, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Registrant has adopted provisions in its Restated Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Restated By-Laws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act.

        In addition, the Registrant has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

Item 7. Exemption from Registration Claimed.

        Not Applicable

Item 8. Exhibits

Exhibit No.	Description
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement (No. 000-25298) on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(c) and 3(d).
5	Opinion and consent of Wildman, Harrold, Allen & Dixon.
23.1	Consent of PricewaterhouseCoopers, Independent Accountants.
23.2	Consent of KPMG LLP, Independent Auditors.
23.3	Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5)
24	Power of Attorney (included in the signature page of the Registration Statement).
99.1	Oak Technology, Inc. 2002 Stock Option Plan for TeraLogic Group.
99.2	Form of Non-Qualified Stock Option Agreement in connection with the 2002 Stock Option Plan for TeraLogic Group.
99.3	Alternate Form of Non-Qualified Stock Option Agreement in connection with the 2002 Stock Option Plan for TeraLogic Group.

Item 9. Undertakings

        A.    The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of November, 2002.

OAK TECHNOLOGY, INC.
By	/s/ YOUNG K. SOHN Young K. Sohn President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Oak Technology, Inc., a Delaware corporation, do hereby constitute and appoint Young K. Sohn, John S. Edmunds, and David J. Power, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ YOUNG K. SOHN Young K. Sohn	President, Chief Executive Officer and Chairman of the Board of Directors	November 25, 2002
By:	/s/ JOHN S. EDMUNDS John S. Edmunds	Senior Vice President of Finance and Chief Financial Officer	November 25, 2002
By:	/s/ RICHARD B. BLACK Richard B. Black	Director	November 25, 2002
By:	/s/ K.C. MURPHY K.C. Murphy	Director	November 25, 2002
By:	/s/ DAVID RYNNE David Rynne	Director	November 25, 2002
By:	/s/ PETER SIMONE Peter Simone	Director	November 25, 2002
By:	/s/ ALBERT Y.C. YU Albert Y.C. Yu	Director	November 25, 2002

EXHIBIT INDEX

Exhibit No.	Description
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-25298 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(c) and 3(d).
5	Opinion and consent of Wildman, Harrold, Allen & Dixon.
23.1	Consent of PricewaterhouseCoopers, Independent Accountants.
23.2	Consent of KPMG LLP, Independent Auditors.
23.3	Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5)
24	Power of Attorney (included in the signature page of the Registration Statement).
99.1	Oak Technology, Inc. 2002 Stock Option Plan for TeraLogic Group.
99.2	Form of Non-Qualified Stock Option Agreement in connection with the 2002 Stock Option Plan for TeraLogic Group.
99.3	Alternate Form of Non-Qualified Stock Option Agreement in connection with the 2002 Stock Option Plan for TeraLogic Group.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation Of Documents By Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
  EXHIBIT INDEX